SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008 (September 8, 2008)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

David M. Moffett has resigned from the Board of Directors of MBIA Inc. (the “Company”), effective September 8, 2008, due to his appointment as the new Chief Executive Officer of Freddie Mac.  Mr. Moffett was elected to the Company’s Board of Directors in May 2007 and served as Chairman of its Audit Committee and as a member of its Credit Risk Committee.

Item 7.01.     REGULATION FD DISCLOSURE.

The Company issued a press release on September 10, 2008 and the Chairman and Chief Executive Officer of the Company received a resignation letter from David M. Moffett dated September 8, 2008. Copies of the press release and the letter are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information in the press release and the letter is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Press Release issued by MBIA Inc. dated September 10, 2008.

99.2	Letter from David M. Moffett dated September 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date:	September 11, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated September 11, 2008

Exhibit 99.1	Press Release issued by MBIA Inc. dated September 10, 2008.

Exhibit 99.2	Letter from David M. Moffett dated September 8, 2008.